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                                                                   EXHIBIT 10.22



                          PERSONNEL SERVICES AGREEMENT


                                    Agreement Effective Date:___________________


Between GE Information Services, Inc. ("GEIS"), 401 North Washington Street, Rockville, Maryland 2085 and WINK COMMUNICATIONS ("Client"),with its principal office 1001 Marina Village Parkway Alameda, CA 94501


I.      PERSONNEL SERVICES

        1.1 In connection with the use or proposed use of services provided by GEIS under an Information Services Agreement or a Teleprocessing Services Agreement with Client ("Information Services"), GEIS will provide Client the personnel services listed below ("Services") subject to the terms and conditions of this Agreement and the Task Description applicable to each Service.

        1.2 The Services to be provided are described in the attached Task Descriptions which are listed below:

TASK DESCRIPTIONS

        Develop requirements definition document for the following portions of the Wink Response Network. Billing System Interface, Wink Reporting and Routing from the Response Delivery System, Web Interface from WR Delivery System Phase II EDI to Van.

THE TASK DESCRIPTIONS LISTED ABOVE FORM AN INTEGRAL PART OF THIS
AGREEMENT.

        Additional Task Descriptions may be added by written agreement of the parties.

        1.3 Client will provide GEIS and its personnel, to the extent reasonably required to perform Services, access to and use of catalogs or user numbers assigned to Client under the agreement for Information Services. Client will be responsible for payment for this usage in accordance with the terms of the agreement for Information Services.

II. SOFTWARE DEVELOPMENT SERVICES (If the development of software is included in any task description, the provisions of this Article 11 shall apply.)

        2.1 SOFTWARE DEVELOPMENT. GEIS will design, develop, test and install the software program and related documentation described in the attached Task



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               Description ("Program"). The Task Description contains the full and complete specifications for the work to be performed. Any features, reports, formats or procedures not explicitly detailed in the Task Description will not be developed by GEIS unless agreed in writing in accordance with Paragraph 2.5 below.

        2.2 DEVELOPMENT SCHEDULE. GEIS will use reasonable efforts to complete development of the Program in accordance with the schedule contained in the Task Description. It is understood that this schedule is an estimate and is dependent upon timely receipt from Client of all necessary authorizations to proceed and all necessary information such a specifications, test data, and check calculations.

        2.3 PROPERTY RIGHTS. Client will own and have all right and title in all materials first developed under this Agreement. GEIS retains the unrestricted right to copy, use, and authorize others to use such materials. Each of the parties will take reasonable precautions to protect the other party's intellectual property rights in the materials contained in the Program. GEIS grants to Client an irrevocable, non-exclusive, worldwide, royalty-free license to use, execute and copy any pre-existing materials contained in the Program in connection with Client's use of information Services. Nothing in this Agreement will be construed to restrain GEIS or its personnel in the use of the techniques and skills of computer operation, system design, and programming acquired in the performance of Services.

        2.4 CLIENT MATERIAL AND DATA. Client agrees that any machine readable input furnished to GEIS will be in good and usable condition. Client will be responsible for the correctness and completeness of any programs data or other materials provided to GEIS. Client will retain copies of all such materials and will provide GEIS with an additional copy of any programs, data or other materials lost or damaged while in GEIS' possession. If the loss or damage results directly from any negligent or willful act of GEIS, GEIS will reimburse Client for the reasonable cost of providing copies. All materials provided by Client will remain the property of Client and, within ninety (90) days after the completion of Services, will be returned to client or disposed of in accordance with Client's instructions.

        2.5 REVIEWS AND CHANGES. Client will review the progress of the work with GEIS no less frequency monthly. All changes requested by Client will be in writing. GEIS will notify Client if a requested change would either require additional time or increase GEIS' charges in excess of that provided in the Task Description. GEIS will perform the change only if GEIS and Client agree in writing on additional time and/or charges.

        2.6 ACCEPTANCE. GEIS will notify Client when the Program is ready for acceptance testing by Client. Client will perform the acceptance test specified in the Task Description ("Acceptance Test") within the time period specified. GEIS will have the



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               right to be present during the Acceptance Test. When the Program meets all material requirements of the Acceptance Test, Client will promptly notify GEIS in writing that it accepts the Program. If Client fails for any reason to conduct the Acceptance Test within the time period specified, Client will be deemed to have accepted the Program. If the Program fails to meet all material requirements of the Acceptance Test, Client will promptly notify GEIS with reasonable detail of the deficiency and with sufficient documentation and data to enable GEIS to replicate the deficiency. GEIS will thereafter attempt to correct such deficiencies and the Acceptance Test will then be repeated. If GEIS fails to correct such deficiencies within a reasonable time after receipt of Client notification of the deficiency, Client will promptly, at its option, (i) terminate the applicable Task Description by written notice to GEIS and return the Program and all related materials to GEIS, or (ii) accept the Program despite the deficiency. If Client elects to terminate the Task Description, GEIS will promptly refund to Client all amounts paid for the Program. If Client elects to accept the deficient Program, the price of the Program shall be equitably reduced.

III.    PAYMENT; TAXES; CHANGES

        3.1. Client will be invoiced by GEIS for Services as stated in each Task Description plus an amount. Equal to any applicable sales, use, excise, value added, or similar taxes. In lieu of paying such taxes, Client will provide GEIS with a tax-exemption certificate acceptable to the taxing authorities. Fixed monthly rates for Services initiated or terminated during a calendar month will be prorated. In addition, Client will reimburse GEIS for reasonable travel and living expenses incurred by GEIS for travel approved by Client.

        3.2 Invoices are payable upon receipt in U.S. dollars. Invoices not paid within thirty (30) days from date of invoice are subject to interest charges at an annual rate equal to the prime rate listed in the Wall Street Journal for the date of invoice plus two percentage points, or at the maximum lawful interest rate allowable, whichever is lower. GEIS will give written notice of any non-payment and specify a cure period of at least ten (10) days. If an invoice remains unpaid after the cure period expires, GEIS may (reserving all other remedies and rights) terminate this Agreement without further notice to Client.

        3.3 Except as otherwise expressly provided in a Task Description, GEIS may change the prices under this Agreement or any Task Description(s) on thirty-five (35) days prior written notice to Client.

IV.     NON-DISCLOSURE

        4.1 Client acknowledges that GEIS' personnel may gain access to Client's data in the course of providing Services to Client. GEI'S will protect from unauthorized



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               disclosure or access Client data in its possession to which its personnel gain access by using the same degree of care that GEIS takes to protect its own data of a similar nature. However, this obligation will not apply to Client data which is or becomes publicly available without fault on the part of GEIS, is already in GEIS' possession prior to the time GEIS gains access data under this Agreement, is independently developed by GEIS, or is rightfully obtained from third parties.

V.      WARRANTY

        5.1 GEIS warrants that each Service will be performed substantially in accordance with the applicable Task Description. GEIS further warrants that any Program developed pursuant to Article II will conform in all material respects to the applicable Task Description. These warranties will apply only to failures to meet the applicable warranty which are reported to GEIS in writing within ninety (90) days after (i) the date of the failure in the case of Services, or (ii) the date of acceptance in the case of a Program.

        5.2 GEIS' sole obligations for failure to meet these warranties, will be as follows: (a) For failure to perform any Service substantially in accordance with the Task Description, GEIS will refund any charges paid for individual services which were not performed as warranted and will attempt to correct any such failure. If GEIS does not restore the affected Service to warranted performance within a reasonable time, Client may terminate the affected Service. (b) For failures of any Program to conform in all material respects to the Task Description, GEIS will promptly attempt to correct such failure provided that Client makes available to GEIS sufficient documentation and data to enable GEIS to replicate the failure. If GEIS fails to correct the failure within a reasonable time after receipt of Client report of the failure, Client will promptly, at its option, (i) terminate the applicable Task Description by written notice to GEIS and return the Program and all related materials to GEIS, or
               (ii) retain the Program despite the failure. If Client elects to terminate the Task Description, GEIS will promptly refund to Client all amounts paid for the Program. If Client elects to retain the Program, the price for the Program shall be equitably reduced.

        5.3 The warranties and remedies stated in Sections 5.1 and 5.2 are exclusive. NO OTHER WARRANTIES, EXPRESS IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WILL APPLY. In addition, the warranties and remedies stated in Sections 5.1 and 5.2 will not apply to any Program that is modified after delivery by GEIS to Client.

        5.4 GEIS DOES NOT WARRANT THAT THE SERVICES OR PROGRAMS WILL MEET CLIENT'S REQUIREMENTS OR THAT USE OF THE SERVICES OR PROGRAMS WILL BE UNINTERRUPTED OR ERROR-FREE. CLIENT



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               ASSUMES THE RESPONSIBILITY TO TAKE ADEQUATE PRECAUTIONS
               AGAINST DAMAGES TO ITS OPERATIONS WHICH COULD BE CAUSED BY DEFECTS, INTERRUPTIONS, OR MALFUNCTIONS IN THE SERVICES OR PROGRAMS.

VI.     EXCLUSIONS AND LIMITATION OF LIABILITY; EXCLUSIVE REMEDIES

        6.1 AS A MATERIAL CONDITION OF RECEIVING GEIS' SERVICES AT THE PRICES SPECIFIED IN THE APPLICABLE TASK DESCRIPTION, AND IN REGARD TO ANY AND ALL CAUSES ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO CLAIMS OF NEGLIGENCE, BREACH OF CONTRACT OR WARRANTY, FAILURE OF A REMEDY TO ACCOMPLISH ITS ESSENTIAL PURPOSE, OR OTHERWISE, CLIENT AGREES:

               (a) THE LIABILITY OF GEIS WITH RESPECT TO ANY SERVICE WILL NOT EXCEED, IN THE AGGREGATE, THE GREATER OF: (i) THE AMOUNTS PAID BY CLIENT TO GEIS FOR THE SERVICE IN THE THREE (3) MONTHS PRECEDING THE EVENT WHICH IS THE CAUSE OF LIABILITY OR (ii) TEN THOUSAND DOLLARS ($10,000);

               (b) THE LIABILITY OF GEIS WITH RESPECT TO ANY PROGRAM WILL NOT EXCEED, IN THE AGGREGATE, THE AMOUNTS PAID BY CLIENT TO GEIS FOR THE PROGRAM, OR PART THEREOF, WHICH IS THE CAUSE OF LIABILITY;

               (c) GEIS WILL NOT BE LIABLE TO CLIENT FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (EVEN IF GEIS HAS BEEN
                      ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR SAVINGS, LOSS OF USE OF SERVICES OR PROGRAMS, COST OF CAPITAL, COST OF SUBSTITUTE SERVICES OR PROGRAMS, DOWN TIME COSTS, OR DAMAGES AND EXPENSES ARISING OUT OF THIRD PARTY
                      CLAIMS.

        6.2    THE REMEDIES SPECIFIED IN THIS AGREEMENT ARE EXCLUSIVE.

VII.    FORCE MAJEURE

        7.1 Except for the failure to make payments when due, neither party will be liable to the other by reason of any failure in performance of this Agreement if the failure arises out of the unavailability of communications facilities or energy sources, acts of God, acts of the other party, acts of governmental authority, fires, strikes, delays in



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               transportation, riots or war, or any cause beyond the reasonable control of that party. If any such event prevents Client from receiving any Service and continues for more than one (1) month, Client may terminate the Task Description for the affected Service upon delivery of written notice to GEIS.

VIII.   GENERAL PROVISIONS

        8.1 Client will not directly or indirectly solicit or offer employment to, or accept from others, services by an employee of GEIS during the performance of Services by said employee and for six (6) months thereafter.

        8.2 The provisions of this Agreement are for the sole benefit of the parties, and not for the benefit of any other persons or legal entities.

        8.3 Neither party may assign this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that either party may assign this Agreement, without consent, to a successor in interest to substantially all of the business of that party to which the subject matter of this Agreement relates.

        8.4 If any part or parts of this Agreement are held to be invalid, the remaining parts of the Agreement will continue to be valid and enforceable.

        8.5 This Agreement will be governed by the law of the State of Maryland, excluding its conflict-of-laws rules. Each party waives the right to jury trial in any suit based upon or arising out of this Agreement

        8.6 The export or re-export of any Program by Client might require authorization by a U.S. government agency. It is Client's responsibility to determine and comply with any such requirement, including, if necessary, making timely application in its own name for any export license which might be required.,

        8.7 The headings in this Agreement are for reference purposes only; they will not affect the meaning or construction of the terms of this Agreement.

        8.8 Any action of any kind by either party arising out of this Agreement must be commenced within two (2) years from the date the right, claim, demand or cause of action shall first arise.

        8.9 Any notice under this Agreement shall be given in writing by personal delivery or by mail directed to the address of the party which is set forth in this Agreement or to such other address as may be substituted by notice to the other party. All notices shall be effective upon receipt.



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        8.10   The provisions of Sections 3.2, 4.1, 6.1, 6.2, 8.5, 8.6, and 8.8 shall survive any termination or expiration of any Task Description or of this Agreement.

        8.11 This Agreement (including the applicable Task Descriptions) contains the complete and exclusive understanding of the parties with respect to the subject matter hereof. No waiver, alteration, or modification of any of the provisions hereof will be binding unless in writing and signed by a duly authorized representative of the party to be bound. Neither the course of conduct between the parties nor trade usage will act to modify or alter the provisions of this Agreement. If Client issues a purchase order or other similar document it shall be for Client internal purposes and, therefore, even if it is acknowledged by GEIS, the terms and conditions of such purchase order or similar document will have no effect on this Agreement or the Services.



GE INFORMATION SERVICES, INC.                WINK COMMUNICATIONS
(Client)


By: /s/ Mary Ashton                          By: /s/ Timothy Travaille

Title: Region Mgr                            Title: VP-OPS

Date: 11/10/97                               Date: 9/6/97



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